UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2011

FAR EAST ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-32455	88-0459590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

363 N. Sam Houston Parkway East, Suite 380, Houston, Texas		77060
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (832) 598-0470

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2011, Far East Energy Corporation (the “Company”) entered into an Amended and Restated Employment Agreement (the “Amended Agreement”) with Michael R. McElwrath, the Company’s President and Chief Executive Officer.  The Amended Agreement supersedes the Company’s prior employment agreement with Mr. McElwrath (the “Prior Agreement”).  The Amended Agreement extended the term of the Prior Agreement from October 13, 2013 to October 13, 2014, unless sooner terminated in accordance with the terms thereof.

The material terms and conditions of the Amended Agreement include (a) an annual base salary of not less than $396,900 and (b) one performance bonus period per year, with a requirement that the Compensation Committee of the Board conduct its annual review of Mr. McElwrath’s compensation and performance by March 1st of each year.

Mr. McElwrath may be terminated by the Company on account of a disability after suffering 12 continuous weeks of physical or mental illness that prevents him from substantially performing his duties.  If Mr. McElwrath’s employment is terminated as a result of death or disability, the Company will pay his base salary and all amounts actually earned, accrued or owing as of the date of termination and he or his estate will be entitled to exercise all options granted to him regardless of whether or not the option or restricted stock is vested on the date of termination.  Mr. McElwrath or his estate may exercise any of the options or restricted stock that vest on the date of termination for a period of three years, after which time the awards are forfeited.

Mr. McElwrath may be terminated by the Company for Cause in the event of his gross and willful misappropriation or theft of the Company’s or any of its subsidiary’s funds or property; conviction of, or plea of guilty or nolo contendere to, any felony or crime involving dishonesty or moral turpitude; or complete and total abandonment of his duties for a period of 30 consecutive days (other than for reason of disability), provided that the Company has given him a notice and cure period of 30 days prior to the Company’s termination of his employment for such complete and total abandonment of duties.

If the Company terminates Mr. McElwrath’s employment for Cause or Mr. McElwrath terminates his employment (other than for Good Reason, death or disability), the Company would pay Mr. McElwrath his base salary and all amounts actually earned, accrued or owing as of the date of termination but not yet paid to Mr. McElwrath through the date of termination; for a period of three months following the termination date, Mr. McElwrath would be entitled to exercise all options granted to him to the extent vested and exercisable at the date of termination (after the three month period is completed, remaining unexercised options will be forfeited); and except as otherwise provided, the Company would have no further obligations to Mr. McElwrath under the Amended Agreement. All unvested options and restricted stock as of the date of termination would be forfeited.

Mr. McElwrath will be entitled to resign for Good Reason if the Company reduces his title or materially reduces his authority, duties or responsibilities, he is not nominated and elected as a member of the Board or he is removed as a member of the Board by the action of the Board or the stockholders of the Company (in each case, other than for Cause (as defined in the Amended Agreement), death or disability); the Company requires that he report to a corporate officer or employee or any other person or entity instead of reporting directly to the Board; the Company materially reduces his authority over the budget over which he retains authority; the Company fails to timely pay him any regular semi-monthly installment of annual base salary or reduces his annual base salary; the Company materially changes the geographic location of the performance of his duties; or the Company breaches certain other provisions of the Amended Agreement, including the requirement to maintain director and officer liability insurance covering Mr. McElwrath in an amount not less than $5,000,000.

If Mr. McElwrath resigns for Good Reason or Mr. McElwrath’s employment is terminated by the Company (other than as a result of death, disability or Cause), Mr. McElwrath will be entitled to a lump sum payment of two times the sum of his base salary and bonus to which he was entitled during the immediately preceding twelve-month period; continued participation in all medical and dental plans available to the Company’s executive officers in which Mr. McElwrath was participating on the date of termination for a specified period of time following termination; for a period of three years following the termination date, the exercise of all options and restricted stock awards granted to him to the extent vested and exercisable at the date of termination of his employment (after the three year period is completed, remaining unexercised options will be forfeited); and certain gross-up payments for any excise taxes.  Under certain circumstances specified in the Amended Agreement, the Company is entitled to a notice and cure period prior to Mr. McElwrath being able to exercise his right to resign with Good Reason.

Notwithstanding the foregoing, if Mr. McElwrath’s termination of employment by the Company (other than for death, disability or Cause) or by him for Good Reason occurs in connection with a Change of Control (as defined below), then he will be entitled to a lump sum payment of 2.99 times the sum of his base salary and bonus to which he was entitled during the immediately preceding twelve-month period, and all options and restricted stock granted to him will immediately vest and become exercisable as of the date of termination. After a period of three years following the termination date, all remaining unexercised options will be forfeited.  The employment agreement also entitles Mr. McElwrath to certain gross up payments for excise taxes in the event of a Change of Control.

The sale of more than 40% of the assets of the Company and its subsidiaries taken as a whole would constitute a Change of Control.  In addition, certain termination benefits afforded Mr. McElwrath upon or within 24 months following a Change of Control now also vest if Mr. McElwrath is able to demonstrate that such termination of employment (1) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (2) otherwise arose in connection with or anticipation of a Change of Control and if the Change of Control is consummated.

The Amended Agreement contains no covenant-not-to-compete or similar restrictions after termination.

The description of the Amended Agreement set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Amended Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 11, 2011, the Company held its annual meeting of stockholders (the “Annual Meeting”).  The following proposals were submitted to a vote of the stockholders of the Company at the Annual Meeting:

1.           The election of seven directors to the Board of Directors.

2.           The approval of an amendment to the Far East Energy Corporation 2005 Stock Incentive Plan.

3.           The ratification of the appointment of JonesBaggett LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Board of Directors Election Results

The stockholders of the Company elected all of the Company’s seven nominees for director at the Annual Meeting pursuant to the following votes:

Name	For	Withheld	Broker Non-Votes
Donald A. Juckett	140,768,603	14,149,731	98,103,071
Michael R. McElwrath	139,685,488	15,232,846	98,103,071
William A. Anderson	140,843,803	14,074,531	98,103,071
C. P. Chiang	140,935,943	13,982,391	98,103,071
John C. Mihm	140,935,643	13,982,691	98,103,071
Lucian L. Morrison	140,733,443	14,184,891	98,103,071
Thomas E. Williams	132,954,331	21,964,003	98,103,071

Approval of an Amendment to the Far East Energy Corporation 2005 Stock Incentive Plan

The proposed amendment to the Far East Energy Corporation 2005 Stock Incentive Plan was approved at the Annual Meeting.  The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
136,906,454	17,626,261	385,619	98,103,071

Ratification of JonesBaggett LLP as the Company’s Independent Registered Public Accounting Firm

The appointment of JonesBaggett LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011 was ratified at the Annual Meeting.  The votes were cast as follows:

For	Against	Abstain
247,220,880	2,900,572	2,899,953

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description

10.1	Amended and Restated Employment Agreement dated October 10, 2011 between Far East Energy Corporation and Michael R. McElwrath.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 13, 2011

Far East Energy Corporation

By:	/s/ Bruce N. Huff
Bruce N. Huff
Chief Financial Officer

Index to Exhibits

Exhibit
Number	Description

10.1	Amended and Restated Employment Agreement dated October 10, 2011 between Far East Energy Corporation and Michael R. McElwrath.